PRESS RELEASE	February 26, 2008
FOR IMMEDIATE RELEASE

Yadkin Valley Financial Corporation Announces Diluted Earnings Per Share of $0.37 for the Fourth Quarter and $1.45 for the Year End December 31, 2007

Yadkin Valley Financial Corporation, (the “Company”) Elkin, NC  (NASDAQ:  YAVY – news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), reports earnings of $3.93 million for the quarter ended December 31, 2007, an increase of 3.2% as compared with earnings of $3.81 million for the same quarter of 2006.  Diluted earnings per share (“EPS”) were $0.37 and $0.35 for the quarters ended December 31, 2007 and 2006, respectively, an increase of 5.7%.  Return on equity (“ROE”) was 11.7% for the quarter ended December 31, 2007, down from 12.3% for the quarter ended December 31, 2006, and return on tangible equity (“ROTE”) decreased to 16.2% from 17.7% over the same periods.

Net income for the year ended December 31, 2007 was $15.5 million, a 12.7% increase over $13.8 million earned for the year ended December 31, 2006.  Diluted earnings per share were $1.45 and $1.28, respectively, for years ended December 31, 2007 and 2006, an increase of 13.3%.  ROE increased to 12.0% for the year ended December 31, 2007 from 11.5% a year ago, and ROTE remained at 16.8% for the year.

The increase in quarterly net income over the same period in the prior year was attributed primarily to a decrease in provision for loan losses of $236,000, or 45%, and an increase in net interest income of $168,000, or 1.6%.  The decrease in noninterest income of $99,000, or 2.6%, was partially offset by a decrease in noninterest expenses of $58,000, or 0.7%.

Comparing the fourth quarters of 2007 and 2006, the net interest margin decreased to 4.03% from 4.34% due to the Company’s sensitivity to declining interest rates.  The prime rate was 7.25% at the end of 2007, after falling 100 basis points since mid-September 2007.  The company’s yield on earning assets decreased by 16 basis points, and the cost of interest bearing liabilities increased by 24 basis points.  The increase in the cost of interest bearing liabilities was attributed to the issuance of $25 million in trust preferred securities and to growth in the average balances of certificates of deposit (CODs).  On November 1, 2007 the Company issued trust preferred securities, which carry an interest rate of three-month LIBOR plus 132 basis points.  The average balances of CODs grew by $63.0 million, or 12.5%, comparing the fourth quarters of 2006 and 2007.  CODs maturing during the first three months of 2008 have an aggregate rate of 4.84% and total $199.9 million, or 35% of total CODs.  These maturing CODs represent various terms ranging from seven days to three years.  The Bank will have opportunities to replace these deposits with funding at lower interest rates in 2008.  The impact of the additional cost of CODs during 2007 was mitigated by an increase in the portion of funding provided by noninterest bearing deposits, which increased by $10.1 million, or 6.8%, comparing the average balances for the fourth quarters of 2006 and 2007.  We believe that loan performance remained strong with the ratio of nonperforming loans to total loans unchanged at 0.21%, comparing December 31, 2007 and 2006.  The allowance for loan losses to total loans held for investment declined by 10 basis points to 1.23% at December 31, 2007 as compared at December 31, 2006.

The decrease in noninterest income was attributable to a charge of $215,000 from a write-down to market value of other real-estate owned, most of which was rental property acquired in a foreclosure during the third quarter of 2007.

Growth in average assets from the third to the fourth quarters of 2007 totaled $36 million (13.0%, annualized) and was concentrated in loans.  Loans held for investment averaged $869 million during the fourth quarter of 2007, an increase of $36 million (17.2%, annualized) over the average loans of $833 for the third quarter of 2007.  This growth in average loans from linked quarters was concentrated in construction and land development loans ($25 million) and in fixed rate commercial loans secured by real estate ($8 million).  Average deposit liabilities for the fourth quarter of 2007 were $953 million, an increase of $13 million (5.7%, annualized) over the average deposits of $940 million for the prior quarter.

Total assets at December 31, 2007 were $1.211 billion, representing increases of $67 million (23.5%, annualized) for the fourth quarter and $91 million (8.1%) for the year.  In a comparison of balances at years ended December 31, 2006 and 2007, gross loans held for investment increased by $84 million (10.3%) and deposits increased by $56 million (6.1%).

Bill Long, President and CEO, commented, “We are pleased to announce our earnings for the fourth quarter and year ended December 31, 2007.  The year 2007 was a very challenging year for the banking industry.  Yet, we saw net income rise 3.2% for the fourth quarter 2007 verses fourth quarter 2006, and 12.7% for the year 2007 over 2006.  Diluted earnings per share grew 5.71%, to 37 cents per share, in the fourth quarter 2007 from 35 cents per share in the fourth quarter 2006.  For the year ended December 31, 2007, diluted earnings per share finished at $1.45 verses $1.28 for 2006, an increase of 13.3%.

“We believe that banks reporting both double-digit earnings growth for the year 2007 and positive earnings growth for the fourth quarter of 2007 will begin to set themselves apart from their peers.   Furthermore, we believe that these banks will be recognized for their ability to manage in difficult times.  We are proud and thankful for our Company’s performance in 2007 that continued our record of growth and profitability.  We look forward to the opportunity to build on the value of our franchise in 2008 and the years ahead.  In our opinion, banks that have taken the course of rapid asset growth with marginal profitability will have an increasingly difficult challenge in attracting the capital needed to sustain their growth rates without demonstrating their ability to provide returns on equity that investors expect.

“Credit quality remains at the forefront in our lending practices.  We have performed well in comparison to our peers, as we ended the year 2007 with net charge-offs at 0.10% of average loans.  Nonperforming loans rose only 7.7% in 2007 to $1,971,538 or 0.21% of total loans.  Other real estate owned increased by merely $28,000 from year end 2006 to year end 2007.  Our net interest margin ended at 4.03% for fourth quarter 2007 and 4.20% for the year 2007.  Managers have done an excellent job in controlling expenses as reflected in our efficiency ratios of 54.12% and 55.26%, respectively, for the quarter and year ended December 31, 2007.

“We are excited about our pending merger with Cardinal State Bank and especially about adding its experienced and talented staff to our family at Yadkin Valley Bank and Trust Company.  Cardinal provides full banking services in Durham and Hillsborough.  The Cardinal shareholders’ meeting is scheduled for March 19th, and we expect to complete the merger by the end of the first quarter of 2008.

“In summary, we believe that Yadkin Valley Bank and Trust Company is at the right place at the right time, and that 2008 will bring many opportunities for our bank to continue growing. We are well positioned for the many opportunities that lie ahead, and we look forward to serving our customers and working for our shareholders in 2008.”

Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-four branches throughout its three regions in North Carolina.  The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC.  The Piedmont Bank region serves Iredell and Mecklenburg Counties.  The High Country Bank region serves Avery and Watauga Counties.  The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina.  Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the Company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006
Interest Income:
Interest and fees on loans	$17,532	$17,369	$16,550
Interest on federal funds sold	31	99	56
Interest on taxable securities	1,390	1,407	1,145
Interest on tax-exempt securities	348	309	283
Interest-bearing deposits	38	47	21
Interest income	19,339	19,231	18,055
Interest expense	8,792	8,504	7,676
Net interest income	10,547	10,727	10,379
Provision for loan losses	289	300	525
Net interest income after provision for loan loss	10,258	10,427	9,854
Noninterest Income:
Service charges on deposit accounts	1,008	1,003	980
Other service fees	841	863	861
Net gain on sales of mortgage loans	1,488	1,338	1,656
Net gain on sales of investment securities	1	45	(104)
Income on investment in bank owned life
Insurance	260	255	248
Mortgage banking income	175	63	79
Bank-owned life insurance death benefit	82	-	-
Other income	(167)	(11)	68
Total noninterest income	3,688	3,556	3,788
Noninterest Expense:
Salaries and employee benefits	4,708	4,625	4,672
Occupancy and equipment expense	930	984	999
Printing and supplies	141	127	127
Data processing	83	105	114
Communications expense	193	337	220
Amortization of core deposit intangible	187	194	197
Other expense	1,753	1,644	1,724
Total noninterest expense	7,995	8,016	8,053
Income before income taxes	5,951	5,967	5,589
Income taxes	2,024	2,045	1,782
Net income	$3,927	$3,922	$3,807
Income per share:
Basic	$0.37	$0.37	$0.36
Diluted	$0.37	$0.37	$0.35

Average shares outstanding – basic	10,570	10,584	10,608
Average shares outstanding – diluted	10,650	10,721	10,788

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Twelve Months Ended December 31,
	2007	2006
Interest Income:
Interests and fees on loans	$68,225	$61,799
Interest on federal funds sold	298	191
Interest on taxable securities	5,286	4,093
Interest on tax-exempt securities	1,236	1,131
Interest-bearing deposits	148	92
Interest income	75,193	67,306
Interest expense	33,292	26,429
Net interest income	41,901	40,877
Provision for loan losses	1,089	2,165
Net interest income after provision for loan loss	40,812	38,712
Noninterest Income:
Service charges on deposit accounts	3,946	3,758
Other service fees	3,560	3,400
Net gain on sales of mortgage loans	5,883	6,026
Net gain on sales of investment securities	45	(85)
Income on investment in bank owned life insurance	1,127	698
Mortgage banking income	451	257
Other income	424	291
Total noninterest income	15,436	14,345
Noninterest Expense:
Salaries and employee benefits	19,161	18,693
Occupancy and equipment expense	3,917	3,901
Printing and supplies	550	591
Data processing	399	418
Amortization of core deposit intangible	777	1,031
Other expense	8,155	7,459
Total noninterest expense	32,959	32,093
Income before income taxes	23,289	20,964
Income taxes	7,740	7,172
Net income	$15,549	$13,792
Income per share:
Basic	$1.47	$1.30
Diluted	$1.45	$1.28

Average shares outstanding – basic	10,570	10,641
Average shares outstanding – diluted	10,713	10,789

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	As of Dec 31,	As of Dec. 31,
	2007	2006	*
Assets
Cash and due from banks	$24,268	$42,387
Federal funds sold and interest-bearing deposits	2,058	1,669
Securities available for sale	142,484	127,520
Gross loans held for investment	898,753	814,910
Allowance for loan losses	(11,046)	(10,829)
Loans held for sale	52,754	42,351
Accrued interest receivable	6,055	5,796
Premises and equipment, net	26,780	27,098
Federal Home Loan Bank stock	2,557	3,633
Investment in bank-owned life insurance	22,683	22,797
Goodwill	32,697	32,697
Core deposit intangible	4,261	5,038
Other assets	6,860	4,834
Total Assets	$1,211,164	$1,119,901

Liabilities and Stockholders’ Equity
Non-interest bearing deposits	$154,979	$151,812
NOW, savings, and money market	232,888	233,032
Time deposits over $100,000	267,530	228,554
Other time deposits	308,045	294,450
Borrowed funds	103,425	79,063
Accrued interest payable	3,435	2,975
Other liabilities	6,801	5,616
Total Liabilities	1,077,103	995,502
Stockholders’ equity	134,061	124,399
Total Liabilities and Stockholders’ Equity	$1,211,164	$1,119,901

Shares outstanding at end of period	10,563	10,611
* Note: Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended

	Dec 31, 2007	Sept 30, 2007	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006
Per Share Data:
Basic Earnings per Share	$0.37	$0.37	$0.36	$0.37	$0.36
Diluted Earnings per Share	$0.37	$0.37	$0.35	$0.36	$0.35
Book Value per Share	$12.69	$12.38	$12.06	$11.97	$11.72
Tangible Book Value per Share	$9.19	$8.87	$8.54	$8.43	$8.17
Cash Dividends per Share	$0.13	$0.13	$0.13	$0.12	$0.12

Selected Performance Ratios:
Return on Average Assets (annualized)	1.34%	1.38%	1.36%	1.46%	1.39%
Return on Average Equity (annualized)	11.70%	11.94%	11.79%	12.53%	12.28%
Return on Tangible Equity (annualized)	16.21%	16.72%	16.63%	17.84%	17.67%
Net Interest Margin (annualized)	4.03%	4.24%	4.21%	4.32%	4.34%
Net Interest Spread (annualized)	3.30%	3.52%	3.50%	3.64%	3.71%
Noninterest Income as a % of Revenue	26.45%	25.43%	28.72%	29.14%	27.76%
Noninterest Income as a % of Average Assets	0.32%	0.32%	0.37%	0.38%	0.35%
Noninterest Expense as a % of Average Assets	0.69%	0.71%	0.78%	0.76%	0.74%
Net Noninterest income as a % of Average Assets	-0.37%	-0.40%	-0.41%	-0.39%	-0.39%
Efficiency Ratio	54.12%	54.10%	57.77%	55.19%	54.83%

Asset Quality:
Nonperforming Loans (000’s)	1,972	1,682	2,639	2,361	1,830
Nonperforming Assets(000’s)	2,574	2,630	3,317	3,220	2,404
Nonperforming Loans to Total Loans	0.21%	0.19%	0.31%	0.27%	0.21%
Nonperforming Assets to Total Assets	0.21%	0.23%	0.29%	0.28%	0.21%
Allowance for Loan Losses to Total Loans Held For Investment	1.23%	1.32%	1.32%	1.37%	1.33%
Allowance for Loan Losses to Nonperforming Loans	560%	668%	427%	470%	592%
Net Charge-offs to Average Loans (annualized)	0.08%	0.16%	0.01%	0.02%	0.15%

Capital Ratios(1):
Equity to Total Assets	11.07%	11.45%	11.32%	11.19%	11.11%
Tangible Equity to Tangible Assets(2)	8.27%	8.47%	8.29%	8.13%	8.01%
Tier 1 leverage ratio	8.48%	8.53%	8.26%	8.36%	8.16%
Tier 1 risk-based ratio	9.24%	9.41%	9.48%	9.40%	9.20%
Total risk-based capital ratio	10.32%	10.54%	10.68%	10.59%	10.37%

(1) Capital ratios are for Yadkin Valley Bank and Trust Company. (2) The tangible equity to tangible assets ratio is a non-GAAP measure that management feels may be useful to investors.

Yadkin Valley Financial Corporation
(unaudited)

	For the Twelve Months Ended

	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005

Selected Performance Ratios:
Return on Average Assets (annualized)	1.38%	1.31%	1.14%
Return on Average Equity (annualized)	11.99%	11.52%	9.79%
Return on Tangible Equity (annualized)	16.84%	16.80%	14.65%
Net Interest Margin	4.20%	4.45%	4.10%
Net Interest Spread	3.49%	3.88%	3.71%
Noninterest Income as a % of Revenue	27.44%	27.04%	28.68%
Noninterest Income as a % of Average Assets	1.37%	1.36%	1.35%
Noninterest Expense as a % of Average Assets	2.93%	3.05%	3.02%
Efficiency Ratio	55.26%	56.16%	59.32%

Asset Quality:
Net Charge-offs to Average Loans (annualized)	0.10%	0.10%	0.12%

	Yadkin Valley Financial Corporation Average Balance Sheets and Net Interest Income Analysis (Dollars in Thousands)
(Unaudited)
Three Months Ended:	December 31, 2007			December 31, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$3,493	$31	3.52%	$4,210	$55	5.18%
Interest bearing deposits	3,387	38	4.45%	1,422	21	5.86%
Investment securities (1)	144,191	1,892	5.21%	130,315	1,553	4.73%
Total loans (1,2)	905,455	17,570	7.70%	828,693	16,588	7.94%
Total average earning assets (1)	1,056,526	19,531	7.33%	964,640	18,217	7.49%
Noninterest earning assets	108,609			120,819
Total average assets	$1,165,135			$1,085,459

INTEREST BEARING LIABILITIES
NOW and money market	$193,008	$1,078	2.22%	$186,521	$999	2.12%
Savings	35,281	70	0.79%	37,886	96	1.01%
Time certificates	565,841	6,863	4.81%	502,812	5,820	4.59%
Total interest bearing deposits	794,130	8,011	4.00%	727,219	6,915	3.77%
Repurchase agreements sold	40,490	357	3.50%	30,903	228	2.93%
Borrowed funds	31,072	424	5.41%	46,069	533	4.59%
Total interest bearing liabilities	865,692	8,792	4.03%	804,191	7,676	3.79%

Noninterest bearing deposits	159,218			149,099
Stockholders' equity	133,166			120,784
Other liabilities	7,059			11,385
Total average liabilities and stockholders' equity	$1,165,135			$1,085,459

NET INTEREST INCOME/YIELD (3,4)		$10,739	4.03%		$10,541	4.34%

INTEREST SPREAD (5)			3.30%			3.71%

1. Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense
2. The loan average includes loans on which accrual of interest has been discontinued.
3. Net interest income is the difference between income from earning assets and interest expense.
4. Net interest yield is net interest income divided by total average earning assets.
5. Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

	Yadkin Valley Financial Corporation Average Balance Sheets and Net Interest Income Analysis (Dollars in Thousands)
(Unaudited)
Twelve Months Ended:	December 31, 2007			December 31, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$5,825	$298	5.12%	$3,799	$191	5.03%
Interest bearing deposits	3,213	148	4.61%	2,047	92	4.49%
Investment securities (1)	137,839	7,067	5.13%	124,632	5,726	4.59%
Total loans (1,2)	867,725	68,377	7.88%	803,336	61,930	7.71%
Total average earning assets (1)	1,014,602	75,890	7.48%	933,814	67,939	7.28%
Noninterest earning assets	110,232			118,240
Total average assets	$1,124,834			$1,052,054

INTEREST BEARING LIABILITIES
NOW and money market	$188,909	$4,196	2.22%	$192,516	$3,791	1.97%
Savings	36,152	343	0.95%	39,370	393	1.00%
Time certificates	550,448	26,453	4.81%	468,108	19,662	4.20%
Total interest bearing deposits	775,509	30,992	4.00%	699,994	23,846	3.41%
Repurchase agreements sold	36,171	1,223	3.38%	30,655	878	2.86%
Borrowed funds	21,980	1,078	4.90%	47,263	1,705	3.61%
Total interest bearing liabilities	833,660	33,293	3.99%	777,912	26,429	3.40%

Noninterest bearing deposits	114,842			145,453
Stockholders' equity	129,755			122,942
Other liabilities	46,577			5,747
Total average liabilities and stockholders' equity	$1,124,834			$1,052,054

NET INTEREST INCOME/ YIELD (3,4)		$42,597	4.20%		$41,510	4.45%

INTEREST SPREAD (5)			3.49%			3.88%

1. Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense
2. The loan average includes loans on which accrual of interest has been discontinued.
3. Net interest income is the difference between income from earning assets and interest expense.
4. Net interest yield is net interest income divided by total average earning assets.
5. Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

For additional information contact:
William A. Long, President and CEO
Edwin E. Laws, CFO
(336) 526-6312

Source: Yadkin Valley Financial Corporation